Jones, Walker
                  Waechter, Poitevent
               Carrere & Denegre, L.L.P.


                         October 8, 1996


Stewart Enterprises, Inc.
110 Veterans Memorial Boulevard
Metairie, Louisiana  70005

          RE:  Stewart Enterprises, Inc.
               Registration Statement on Form S-3
               28,152 shares of Class A Common Stock

Gentlemen:

     We have acted as your counsel in connection with the preparation of a registration statement on Form S-3
(the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about the date hereof with respect to the offer by the Selling Shareholders, as described therein, of 28,152 shares of Class A Common Stock, no par value per share (the "Shares").

     In  so  acting,  we  have  examined  originals,  or
photostatic or  certified copies, of such records of the
Company, certificates  of officers of the Company and of
public officials, and such  other  documents  as we have
deemed  relevant.  In such examination, we have  assumed
the genuineness  of  all signatures, the authenticity of
all  documents  submitted   to   us  as  originals,  the
conformity  to  original  documents  of   all  documents
submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     We  consent  to  the  filing  of this opinion as an
exhibit  to  the  Registration  Statement   and  to  the
reference to us in the prospectus included therein under
the caption "Legal Matters."  In giving this consent, we
do not admit that we are within the category  of persons
whose  consent  is  required  under  Section  7  of  the
Securities Act of 1933, as amended, or the general rules
and    regulations   of   the   Commission   promulgated
thereunder.

                        Very truly yours,

                        Jones, Walker, Waechter, Poitevent,
                          Carrere & Denegre, L.L.P.

                        By:  /s/ L.R. McMillan, II
                           ________________________________
                           L. R. McMillan, II